Exhibit 32.01

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Wabash National Corporation (the "Company"), each hereby certifies that, to his knowledge, on October 28, 2014:

(a)	the Form 10Q, Quarterly Report Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 of the Company for the quarter ended September 30, 2014 filed on October 28, 2014 with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard J. Giromini
Richard J. Giromini
President and Chief Executive Officer
October 28, 2014

/s/ Jeffery L. Taylor
Jeffery L. Taylor
Senior Vice President and Chief Financial Officer
October 28, 2014